UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2025

Commission File No. 000-55000

EARTH SCIENCE TECH, INC.

(Exact name of registrant as specified in its charter)

florida	45-4267181
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

8950 SW 74 th CT

Suite 1401

Miami, FL 33156, USA

(Address of principal executive offices, zip code)

(305) 724-5684

(Registrant’s telephone number, including area code)

8950 SW 74th CT

Suite 101

Miami, FL 33156, USA

(Former name, former address and former fiscal year, if changed since last report)

Securities registered pursuant to Section 12(g) of the Act:

Title of Each Class	Trading Symbol	Name of each exchange on which registered
Common Stock $0.001 par value	ETST	Over the Counter Bulletin Board

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Agreement

On January 30, 2025, Earth Science Tech, Inc., a Florida corporation (the “Company”), entered into an acquisition agreement with Las Villas Healthcare, LLC. and Doconsultations.com, LLC., both Florida limited liability companies (together, the “Targets”). Under the terms of the agreement, the Company will acquire one hundred percent of the Targets for a total of four hundred thousand dollars. At the time of execution, the Company will make an upfront payment of fifty thousand dollars. The remaining balance of three hundred fifty thousand dollar will be paid at closing, which will occur after a ninety-day due diligence period.

Visit:	https://villashealthandwellness.com
https://doconsultations.com

On January 30, 2025, the Company, entered into an acquisition agreement with Magnefuse, LLC and Alicat, LLC, both Florida limited liability companies (together, the “Targets”). Under the terms of the agreement, the Company will acquire eighty percent of the Targets for a total of two hundred forty thousand five hundred dollars. At the time of execution, the Company will make an upfront payment of two hundred ten thousand five hundred dollars. The remaining balance of thirty thousand dollar will be paid at closing, which will occur after a ninety-day due diligence period. The Company will also have the option to purchase the remaining twenty percent ownership of the Targets for up to two years following the closing. The purchase price will be based on a valuation of two times the Targets’ revenue at the time of the transaction.

Visit: magnechef.com

Item 8.01 Other Events

As of January 31, 2025, the Company has repurchased a total of seventeen million, four hundred twenty-two thousand, six hundred eighty shares of its common stock under its five million dollar repurchase program, which was initiated on January 29, 2024. Since the program’s inception, the Company’s outstanding shares have decreased from three hundred fifteen million, one hundred eighty-one thousand, eight hundred twenty-one shares to two hundred ninety-seven million, three hundred ninety-seven thousand, nine hundred three, marking a five point five three percent reduction in the total number of shares outstanding. The repurchase program is set to expire December 31, 2025, but may be suspended or discontinued at any time, and does not obligate the Company to repurchase any specific number of shares.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EARTH SCIENCE TECH, INC.

Dated: February 3, 2025	By:	/s/ Giorgio R. Saumat
Giorgio R. Saumat

	Its:	CEO and Chairman of the Board